Exhibit 99.1

Chord Energy Corporation Announces $500 Million Offering of Senior Notes

HOUSTON, Texas, September 16, 2025—Chord Energy Corporation (NASDAQ: CHRD) (the “Company,” “we,” “us,” or “our”), announced today that, subject to market conditions, it intends to offer $500 million in aggregate principal amount of senior unsecured notes due 2030 (the “Notes”) in a private placement to eligible purchasers (the “Notes Offering”). The Notes will be unsecured, senior obligations of the Company and will be guaranteed by the Company’s existing subsidiaries and future domestic subsidiaries that, in each case, guarantee the Company’s senior secured revolving credit facility.

The Company intends to use the net proceeds from the Notes Offering for purposes of (i) funding all or a portion of the consideration in connection with the Company’s recently announced pending acquisition of certain oil and gas assets in the Williston Basin from XTO Energy, Inc. (“XTO”) (such acquisition, the “XTO Acquisition”) and paying related costs and expenses and (ii) paying all fees and expenses associated with the Notes Offering. The final terms and amounts of the Notes are subject to market and other conditions and may be materially different than expectations.

The Notes will be subject to a “special mandatory redemption” in the event that the XTO Acquisition does not occur on or before June 30, 2026, which date may be extended to not later than September 30, 2026. The special mandatory redemption would be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to but excluding the date upon which the Notes will be redeemed (unless the trigger date for the redemption occurs after June 30, 2026 and on or before September 30, 2026, in which case the redemption price will be equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the notes may not be offered or sold in the United States absent an applicable exemption from, or a transaction not subject to, registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act and is for informational purposes only. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, including with respect to the Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Chord Energy

Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding the Notes Offering, the use of proceeds therefrom, the XTO Acquisition, the timing of the special mandatory redemption, if any, in relation to the closing of the XTO Acquisition, and our strategy, plans, and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay, or negatively impact the Notes Offering or the XTO Acquisition, and other financial, operational, and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These forward-looking statements represent the Company’s judgment as of the date of this press release. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.

Contact:

Chord Energy Corporation

Bob Bakanauskas, VP, Investor Relations

(281) 404-9600

ir@chordenergy.com